Exhibit 32.2

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated (the “Company”) for the year ended December 31, 2013, I, Nishan de Silva, Vice President, Finance and Strategy and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)
such Annual Report on Form 10-K for the year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Annual Report on Form 10-K for the year ended December 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany such Annual Report on Form 10-K for the year ended December 31, 2013, pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date:	December 1, 2014	/s/ Nishan de Silva
Nishan de Silva Vice President, Finance and Strategy and Chief Financial Officer (Principal Financial Officer)